EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-111280) pertaining to the Non-Employee Director Stock Option Plan of Conn’s, Inc.

(2) Registration Statement (Form S-8 No. 333-111281) pertaining to the Incentive Stock Option Plan of Conn’s, Inc.

(3) Registration Statement (Form S-8 No. 333-111282) pertaining to the Employee Stock Purchase Plan of Conn’s, Inc.

(4) Registration Statement (Form S-8 No. 333-139208) pertaining to the Non-Employee Director Stock Option Plan and Restated Incentive Stock Option Plan of Conn’s, Inc.

(5) Registration Statement (Form S-8 No. 333-174997) pertaining to the Omnibus Incentive Plan of Conn’s, Inc.

(6) Registration Statement (Form S-8 No. 333-174998) pertaining to the Non-Employee Director Restricted Stock Plan of Conn’s, Inc.

(7) Registration Statement (Form S-3 No. 333-157390) of Conn’s, Inc.

of our reports dated April 11, 2012, with respect to the consolidated financial statements and schedule of Conn’s, Inc., and the effectiveness of internal control over financial reporting of Conn’s, Inc., included in this Annual Report (Form 10-K) of Conn’s, Inc. for the year ended January 31, 2012.

/s/ Ernst & Young LLP

Houston, Texas

April 11, 2012